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                                                                     EXHIBIT 4.1

March 29, 2004


Kaiser Aluminum & Chemical Corporation
5847 San Felipe, Suite 2500
Houston, Texas 77057
Attention: Treasurer

                      Re:  Kaiser Aluminum & Chemical Corporation
                           $285,000,000 Post-Petition Credit Agreement

Dear Mr. Shiba:

         Reference is made to that certain $285,000,000 Post-Petition Credit Agreement, dated as of February 12, 2002 (as amended, the "Credit Agreement"), among Kaiser Aluminum & Chemical Corporation, Kaiser Aluminum Corporation, Bank of America, N.A. and the other lenders that are or may from time to time becomes parties to the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement.

         The Obligors and the Lenders hereby agree that, for so long as this limited waiver is in effect, there shall be established a Reserve (the "New Reserve") in addition to any other Reserves at any time in effect in an amount equal to $25,000,000 less the amount of any VALCO PPE Reduction then in effect.

         In consideration for the agreements between the Obligors and the Lenders set forth herein, including, without limitation, the agreement to establish the New Reserve, the Agent and Lenders hereby waive noncompliance with the minimum EBITDA test in Section 9.2.4 of the Credit Agreement (the "Minimum EBITDA Test") for the measurement periods ending December 31, 2003, March 31, 2004 and, if Section 9.2.4(b) is then applicable, March 31, 2004, April 30, 2004 and May 31, 2004; provided, that such limited waiver shall be effective only through May 31, 2004.

         This limited waiver shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any other Default or Event of Default, amend or modify any provision of any Loan Document or constitute a course of dealing or any other basis for altering the Obligations of any Obligor. Except as expressly waived hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

         The signatories hereto contemplate that an amendment to the Credit Agreement will be entered into by the parties thereto in the near future to, among other things, effect a more comprehensive and permanent modification of the Minimum EBITDA Test.

         This limited waiver shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the

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Company, the Parent Guarantor, each Subsidiary Guarantor and the Required
Lenders. This limited waiver may be executed by one or more of the parties on any number of separate counterparts (including by telecopy), all of which taken together shall constitute by one and the same instrument.

         If you have any questions about this letter, please contact me at the number above.

                                              Sincerely,

                                              Bank of America, N.A., as Agent


                                              /s/ Robert M. Dalton
                                              ----------------------------------
cc: Kaiser - General Counsel                  Title: Vice President

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AGREED AND CONSENTED TO
as of this 29th day of March, 2004


BANK OF AMERICA, N.A.

By: /s/ Robert M. Dalton
    --------------------------------
Name: Robert M. Dalton
Title:  Vice President


GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ John L. Dale
    --------------------------------
Name: John L. Dale
Title:  Duly Authorized Signatory


WELLS FARGO FOOTHILL, INC.

By: /s/ Mike Baranowski
    --------------------------------
Name: Mike Baranowski
Title:  Vice President


THE CIT GROUP/BUSINESS CREDIT, INC.

By: /s/ Grant Weiss
    --------------------------------
Name:  Grant Weiss
Title:  Vice President


MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By: /s/ Michael Kovatchis
    --------------------------------
Name:  Michael Kovatchis
Title:  Director


PNC BANK, NATIONAL ASSOCIATION

By: /s/ Sandra Sha Kenyon
    --------------------------------
Name:  Sandra Sha Kenyon
Title:  Vice President


GMAC COMMERCIAL FINANCE, LLC

By: /s/ Thomas Brent
    --------------------------------
Name:  Thomas Brent
Title:  Vice President

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KAISER ALUMINUM CORPORATION

By: /s/ David A. Cheadle
    --------------------------------
Name:  David A. Cheadle
Title:  Assistant Treasurer


KAISER ALUMINUM & CHEMICAL CORPORATION

By: /s/ David A. Cheadle
    --------------------------------
Name:  David A. Cheadle
Title:  Assistant Treasurer

AKRON HOLDING CORPORATION
ALPART JAMAICA INC.
KAISER ALUMINA AUSTRALIA CORPORATION
KAISER BELLWOOD CORPORATION
KAISER ALUMINUM & CHEMICAL INVESTMENT, INC.
KAISER ALUMINIUM INTERNATIONAL, INC.
KAISER ALUMINUM PROPERTIES, INC.
KAISER ALUMINUM TECHNICAL SERVICES, INC.
KAISER FINANCE CORPORATION
KAISER JAMAICA CORPORATION
KAISER MICROMILL HOLDINGS, LLC
KAISER SIERRA MICROMILLS, LLC
KAISER TEXAS SIERRA MICROMILLS, LLC
KAISER TEXAS MICROMILL HOLDINGS, LLC
OXNARD FORGE DIE COMPANY, INC.
ALWIS LEASING LLC
KAISER BAUXITE COMPANY
KAISER CENTER, INC.
KAISER CENTER PROPERTIES
KAE TRADING, INC.
KAISER EXPORT COMPANY


By: /s/ David A. Cheadle
    --------------------------------
Name:  David A. Cheadle
Title:  Assistant Treasurer